Exhibit 10.24

US BioEnergy
April 30, 2005
Jeff Roskam
2868 N. Ridge Road
Wichita, KS 67205
Dear Jeff:
The purpose of this Letter Agreement is to set forth our agreement in regard to your severance arrangement. Although your employment is “at will” and may be terminated by you or United Bio Energy, LLC (“UBE”) at any time for any reason, UBE has agreed to provide you with a particular severance pay benefit in the event UBE terminates your employment without Cause or, following a Change in Control, your employment is terminated without Cause, or by you for Good Reason.
Terms not otherwise defined in this letter (the “Letter Agreement”) shall have the meaning given such terms on Schedule 1, which is incorporated herein by reference.
Specifically, we have agreed as follows:
1.	Severance.
a.	If your employment is terminated or resignation is requested by UBE without Cause, UBE will pay you 150% of your annual base salary (excluding bonus) in effect as of the Date of Termination in a single cash sum within 30 days of the date of your termination. Additionally, UBE will pay for the reasonable cost of out-placement services or support. You will be eligible for continuation of your group insurance coverage under COBRA, providing you elect to do so, remain eligible and continue to pay the premiums promptly. We will send you information concerning your COBRA continuation coverage following your termination.

b.	If you resign, if UBE terminates your employment for Cause or if your employment terminates as a result of your death or permanent disability, you shall be entitled to receive your base salary accrued but unpaid as of the date of termination, but shall not be entitled to receive any salary continuation benefit. If your employment terminates by reason of your disability, you will be eligible for continuation of your group insurance coverage under COBRA, providing you elect to do so, you remain eligible and you continue to pay the premiums promptly. We will send you information concerning your COBRA continuation coverage following your termination.

c.	In case of termination without Cause, you shall be entitled to receive the amounts due you under Section 1 (a) only upon your execution and
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delivery to UBE of a general release in the form of Exhibit A attached to this Letter Agreement.
d. You will have the right to reasonable access to your personnel file under the same policy as defined in UBE’s personnel handbook.
2.	Change in Control.
a.	If a Change in Control shall occur and your employment is terminated or resignation requested by UBE without Cause or by you for Good Reason, UBE will pay you 150% of your annual base salary (excluding bonus) in effect as of the date of termination in a single cash sum within 30 days of the date of your termination. Additionally, UBE will pay for the reasonable cost of out-placement services or support. You will be eligible for continuation of your group insurance coverage under COBRA, providing you elect to do so, you remain eligible and you continue to pay the premiums promptly. We will send you information concerning your COBRA continuation coverage following your termination.

b.	Any payments under Section 2(a) are in lieu of and will offset the amount of any severance to which you are entitled under Section 1. Additionally, immediately prior to a Change in Control, you will become vested in all stock options that been granted to you and you will be entitled to exercise all rights to receive all benefits you may have under any and all US BioEnergy stock purchase and stock option plans.

c.	In the event that the vesting of the options, together with all other payments and the value of any benefit received or to be received by you would result in all or a portion of such payment being subject to excise tax under Section 4999 of the Code, then your payment shall be either (A) the full payment or (B) such lesser amount that would result in no portion of the payment being subject to excise tax under Section 4999 of the Code (the “Excise Tax”), whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by you, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under 4999 of the Code.
3.	Tax Withholding. You agree that UBE may withhold from any payments to you under this Letter Agreement (and forward to the appropriate taxing authority) any taxes required to be withheld under applicable law.
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4.	Remedies. In addition to any other remedies UBE has, UBE will discontinue payments to you of any amounts under this Letter Agreement if after written notice with 10 days to cure you continue to violate any of your obligations under this Letter Agreement. Even if UBE ceases payments pursuant to this Section, your release of claims against UBE will remain valid and fully enforceable in consideration of the benefits that you received prior to your breach of this Letter Agreement. All disputes or claims arising out of or in any way related to this Letter Agreement, including the making of this Letter Agreement, shall be submitted to and determined exclusively by final and binding arbitration of the American Arbitration Association (“AAA”) using the National Rules for the Resolution of Employment Disputes, unless such rules are inconsistent with the provisions of this Letter Agreement, Arbitration proceedings may be initiated by either of us upon notice to the other and to the AAA. Unless we agree on the person or persons to serve as arbitrators within thirty (30) days of the AAA’s delivery of the list of proposed arbitrators, then, at the request of either of us, three neutral arbitrators selected by the AAA shall conduct arbitrations. Each of us will be responsible for the fees and expenses of our own legal counsel, the respective experts retained by us and the respective witnesses we call, but the fees and expenses of the arbitrators will be shared by us equally. All arbitrations will be held in Brookings, South Dakota. The arbitrators’ award must include findings of fact and conclusions of law showing the legal and factual bases for the arbitrators’ decision. The arbitrators’ award may be entered by any court of competent jurisdiction. Notwithstanding the foregoing, we agree that, in addition to any remedies at law, either party is entitled as a matter of right to injunctive relief from any court of competent jurisdiction to restrain the other party from violating this Letter Agreement pending a final determination by arbitration.

5.	Cooperation. For a reasonable period after termination of employment, you agree to be available to, cooperate with and assist UBE as it may reasonably request in connection with any litigation or other legal proceeding, claims or potential claims or any internal or governmental investigation with respect to matters about which you have or may have knowledge as a result of your employment with UBE. In the event UBE requests your assistance in any litigation or regulatory matter after your employment terminates, UBE will pay or reimburse you for any out-of-pocket costs and for any time you spend on such matter as requested by UBE, at a daily rate based on your annual base salary at the time of termination.

6.	Successors. This Letter Agreement shall not be assignable, in whole or in part, by you. This Letter Agreement shall be binding upon and inure to the benefit of UBE and its successors and assigns and upon any person acquiring, by merger, consolidation, purchase of assets or otherwise, all or substantially all of the assets
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and business of UBE, and the successor shall be substituted for UBE under this Letter Agreement.

7.	Entire Agreement. This Letter Agreement constitutes our entire agreement and supersedes all prior discussions, understandings and agreements with respect to the severance benefits that UBE has agreed to provide to you. This Letter Agreement shall be governed and construed by the laws of the State of South Dakota and may be amended only in writing signed by both of us. You consent to the personal jurisdiction of the State of South Dakota and you also waive any argument that such a forum is not convenient, and agree that any litigation and or arbitration relating to this Letter Agreement will be venued in Sioux Falls, South Dakota.
If this Letter Agreement accurately sets forth our agreement and understanding in regard to these matters, please sign this Letter Agreement where indicated below and return the executed letter to me for our files. A separate copy is enclosed for your records.

US BIOENERGY CORPORATION

By	/s/ Gordon W. Ommen
Gordon W. Ommen, CEO and President ________

Accepted and Agreed:

/s/ Jeffrey Roskam
JEFFREY ROSKAM
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US BioEnergy
Schedule 1
Definitions
“Good Cause” shall mean one or more of the following:
a.	willful and premeditated failure or refusal of you to render services to UBE;

b.	the commission by you of a willful breach of fiduciary duty to UBE or an intentional and knowing fraud against UBE or any customer, supplier, client, agent or employee thereof;

c.	the engaging by you in intentional or willful misconduct that violates a material provision of any written policy, code of conduct or directive of the Board of Directors of US BioEnergy or that could result in an enforcement action or sanctions against UBE or you by any state or federal agency or department or any foreign government or agency having jurisdiction over UBE or you (it being understood that mere negligence by you in the performance of your duties is not Good Cause);

d.	the breach by you of any provision of this Letter Agreement;

e.	the commission of a felony by you; or

f.	prior to a Change in Control, your unsatisfactory performance after specific notice by UBE of your performance deficiencies, description of expectations and a 30 calendar day opportunity to cure.
“Change in Control” shall mean:
a.	Acquisition of Stock of US BioEnergy. Any “person” (as such term is used in Section 13(d) and 4(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities representing 50% or more of the combined voting power of US BioEnergy’s then outstanding voting securities, but shall not include
i.	any acquisition of voting securities of US BioEnergy directly from US BioEnergy other than in connection with a transaction described in (c) below;

ii.	any acquisition or beneficial ownership by US BioEnergy or any subsidiary;

iii.	any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by US BioEnergy or one or more of its subsidiaries;
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US BioEnergy
iv.	any acquisition of beneficial ownership by any person with respect to which, immediately following such acquisition, more than 50% of the combined voting power of US BioEnergy’s then outstanding voting securities of US BioEnergy is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned voting securities of US BioEnergy immediately prior to such acquisition in substantially the same proportions as their ownership of such voting securities, as the case may be, immediately prior to such acquisition;
b.	Change in Board of Directors. A majority of the members of the Board of US BioEnergy shall not be Continuing Directors. “Continuing Directors” means individuals who, on the date hereof, are directors of BioEnergy; individuals elected as directors of BioEnergy subsequent to the date hereof recommended for approval by shareholders by US BioEnergy or for whose election proxies shall have been solicited by BioEnergy; or any individual elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships.

c.	Merger or Consolidation. Approval by the shareholders of US BioEnergy of a reorganization, merger or consolidation of US BioEnergy or a statutory exchange of outstanding voting securities of US BioEnergy, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of voting securities of US BioEnergy immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or exchange, of the voting securities of US BioEnergy, as the case may be;

d.	Liquidation or Sale of Assets. Approval by the shareholders of US BioEnergy of (i) a complete liquidation or dissolution of US BioEnergy or (ii) the sale or other disposition of all or substantially all of the assets of US BioEnergy (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 50% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the voting securities of US BioEnergy immediately prior to such sale or other disposition in substantially the same proportions as their beneficial ownership immediately prior to such sale or other disposition, of the voting securities of US Bio Energy, as the case may be

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US BioEnergy
“Good Reason” shall exist if:
a.	US BioEnergy has materially breached any of the terms of this Letter Agreement;

b.	you are assigned duties which are materially inconsistent with your position, duties and responsibilities;

c.	your annual base salary is reduced below the amount in effect immediately prior to the Change in Control;

d.	Bankruptcy of US BioEnergy;
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US BioEnergy
RELEASE AGREEMENT
EXHIBIT A
     In consideration of the benefits to be afforded to the undersigned under that certain Executive Severance Agreement dated                     , 2005 between UNITED BIO ENERGY, LLC, (“UBE”) and the undersigned (the “Severance Agreement”), the undersigned agrees to do the following things:
1.	The undersigned hereby releases UBE, its past and present affiliates, and its and their past and present officers, directors, agents, shareholders, employees, attorneys, insurers and indemnitors (collectively, the “Releasees”) from any and all claims and causes of action, known or unknown, which the undersigned may have against any and all of them. Through this release, the undersigned extinguishes all causes of action against the Releasees occurring up to the date on which the undersigned signs this release agreement, including but not limited to any contract, compensation or benefit claims; intentional infliction of emotional distress, defamation or any other tort claims; and all claims arising from any federal, state or municipal law or ordinance, including the you Retirement Income Security Act and the Family and Medical Leave Act. This release extinguishes any potential claims of employment discrimination arising from the undersigned’s employment with and termination of employment with or resignation from UBE, including specifically any claims under the Human Relations Act, the Americans With Disabilities Act, Title VII of the Civil Rights Act of 1964, the Older Workers Benefit Protection Act, and the Age Discrimination in Employment Act. This release does not extinguish any claims: (i) that arise against UBE after the undersigned signs this release agreement; (ii) arising under this release agreement; (iii) to any benefits to which the undersigned is otherwise entitled under any UBE benefit plan as of the date of this release agreement; (iv) related to workers’ compensation; (v) arising under unemployment compensation law; or (vi) to the right to indemnification under UBE bylaws or insurance. The undersigned certifies that he (a) has not filed any claims, complaints or other actions against any Releasee; and (b) is hereby waiving any right to recover from any Releasee under any lawsuit or charge filed by the undersigned or any federal, state or local agency on the undersigned’s behalf based upon any event occurring up to the date on which the undersigned signs this release agreement. The undersigned acknowledges that he has been advised by UBE to review his rights and responsibilities under this release agreement with his own lawyer.

The undersigned has 21 days to review and consider this release agreement. If the undersigned signs this release agreement before 21 days have elapsed from the date on which the undersigned first receives it, then the undersigned will be voluntarily waiving his right to the full 21 day review period. The undersigned also has the right to rescind this release agreement within 7 calendar days of the date upon which the undersigned signs it. The undersigned understands that if the undersigned desires to rescind this release agreement, the undersigned must put the rescission in writing and
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US BioEnergy
deliver it to Chief Executive Officer, US BioEnergy Corporation, 111 Main Avenue, Brookings, South Dakota 57006 by hand or by mail within 7 calendar days of the date on which the undersigned signs this release agreement. If the undersigned delivers the rescission by mail, it must be postmarked within 7 calendar days of the date on which the undersigned signs this release agreement and sent by certified mail, return receipt requested, If the undersigned rescinds this release agreement, all of UBE’s obligations to the undersigned under the Severence Agreement, other than payment of accrued unused paid time off, will immediately cease and UBE will owe the undersigned nothing under the Severence Agreement.

2.	At UBE’s specific request and at mutually convenient times while the undersigned is receiving payments under the Severence Agreement, the undersigned agrees to consult with UBE additional compensation as outlined in the Letter Agreement Section 5, with respect to a limited amount of transitional UBE business matters. The undersigned also agrees to cooperate with UBE in any current or future claims or lawsuits involving UBE where the undersigned has knowledge of the underlying facts, and UBE will pay or reimburse the undersigned for any pre-approved travel or similar expenses related to any such litigation and for such other expenses as agreed to by UBE. In addition, the undersigned agrees that he will not voluntarily aid, assist, or cooperate with any claimants or plaintiffs or their attorneys or agents in any claims or lawsuits commenced in the future against UBE, provided, however, that nothing in this release agreement will be construed to prevent the undersigned from testifying truthfully as required by valid legal or administrative process.

3.	The undersigned agrees that he will continue to not speak negatively and with respect towards UBE and US BioEnergy Corporation.

4.	The undersigned agrees to maintain the confidentiality of the terms of this release agreement and the terms of the Severence Agreement related hereto, to the extent not publicly disclosed by UBE, and agrees not to disclose such terms to anyone other than his family members, tax and legal advisors or as otherwise required by law.
     This release agreement shall not in any way be construed as an admission of liability by UBE or as an admission that UBE has acted wrongfully with respect to the undersigned. UBE specifically denies and disclaims any such liability or wrongful acts.
     The undersigned understands that if he violates any obligation that he has to UBE under this release agreement or the Severence Agreement, all payments and benefits to him hereunder will immediately cease. In such event, the undersigned’s release of his claims shall remain fully in effect in consideration of the payments and benefits that the undersigned received prior to any such breach.
     The undersigned hereby declares that he has entered into this release agreement voluntarily, without coercion, duress, or reliance on any representations by any UBE employee, agent or lawyer.
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US BioEnergy
     Acknowledged and agreed to, with declarations confirmed, this                    day of                    , 200_.

Jeffrey Roskam
III Main Avenue, Suite 200, Brookings, SD 57006     tele (605) 696-3150      fax (605) 696-3153      www.usbioenergy.net       info@usbioenergy.net